As filed with the Securities and Exchange Commission on July 1, 2005

Registration Statement No.  333-108030

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Post-Effective Amendment No. 5 to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	75-2548221
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.

5400 Legacy Drive Plano, Texas 75024-3105 (972) 604-6000	Bruce N. Hawthorne Electronic Data Systems Corporation 5400 Legacy Drive, Mailstop H3-3A-05 Plano, Texas 75024-3105 (972) 604-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________
Copy To: David B. Hollander Electronic Data Systems Corporation 5400 Legacy Drive, Mail Stop H3-3A-05 Plano, TX 75024-3105
____________________

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.□

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.□

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.□

If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. □

_________________

DEREGISTRATION OF SECURITIES

 This Post-Effective Amendment No. 5 to our Registration Statement on Form S-3 (No. 333-108030) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission on August 15, 2003, as amended by Amendment No. 1 filed November 21, 2003, Amendment No. 2 filed December 29, 2003, Post-Effective Amendment No. 1 filed February 9, 2004, Post-Effective Amendment No. 2 filed May 19, 2004, Post-Effective Amendment No. 3 filed July 6, 2004, and Post-Effective Amendment No. 4 filed April 19, 2005, deregisters the $690,000,000 aggregate principal amount of our 3.875% Convertible Senior Notes due 2023 (the "Notes") and 20,210,928 shares of our common stock issuable upon conversion of the Notes registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 1st day of July, 2005.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

                                                                                                                                   By:                       /S/ ROBERT H. SWAN

                                                                                                                                                                         Robert H. Swan
                                                                                                                                           Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to this Registration Statement has been signed by the following persons on July 1, 2005, in the capacities indicated.

Signature	Title
*	Chairman of the Board, Chief Executive
Michael H. Jordan	Officer and Director (Principal Executive Officer)
/S/ ROBERT H. SWAN	Executive Vice President and Chief
Robert H. Swan	Financial Officer (Principal Financial Officer)
*	President, Chief Operating Officer and
Jeffrey M. Heller	Director
/S/ SCOT H. MCDONALD	Vice President and Controller (Principal
Scot H. McDonald	Accounting Officer)
*	Director
Roger A. Enrico
*	Director
Ray J. Groves
Director
Ellen M. Hancock
*	Director
Ray L. Hunt

Director
Edward Kangas
*	Director
C. Robert Kidder
Director
Solomon D. Trujillo

*By:	/S/ ROBERT H. SWAN
Robert H. Swan Attorney-in-fact July 1, 2005

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